Exhibit 99.2 Supplemental Financial Information This is an overview of our fiscal fourth quarter and fiscal 2019 results, along with our forward-looking guidance. In the fourth quarter, total revenue grew 22% to $805.8 million. Product revenue of $305.7 million grew by 12%. Fourth quarter subscription revenue of $292.9 million increased by 37%, and support revenue of $207.2 million increased by 20%. Total billings in the fourth quarter were approximately $1.1 billion, an increase of 22% year-over-year. The dollar weighted contract duration for new subscription and support billings in the quarter, while down by over two months compared to the same period one year ago, remained at approximately three years. Total deferred revenue at the end of Q4’19 was $2.9 billion, an increase of 27%. We continue to increase our wallet share with existing customers. Our top 25 customers spent a minimum of $39.1 million in lifetime value, a 23% percent increase over the $31.7 million spend in the same period a year ago. 1

Q4’19 GAAP gross margin was 73.0% and Q4’19 non-GAAP gross margin was 77.5%, an increase of 130 basis points compared to last year. Q4’19 GAAP operating expenses were $598.3 million dollars, or 74% of revenue, and Q4’19 non-GAAP operating expenses were $450.4 million, or 56% of revenue. Q4’19 GAAP operating margin was (1.2%) and Q4’19 non-GAAP operating margin was 21.6%. This includes approximately $10 million of net operating expenses related to acquisitions. We ended the fourth quarter with 7,014 employees. Fourth quarter GAAP net loss was $20.8 million or $0.22 per basic and diluted share compared to GAAP net income of $7.0 million or $0.07 per diluted share for the prior year period. Non-GAAP net income for the fourth quarter grew 12% to $146.9 million, or $1.47 per diluted share. To recap the full year: We reported total revenue of $2.9 billion, a 28% increase year-over-year, with approximately $1.1 billion of product revenue, up 25% year-over-year. 2

Total billings were $3.5 billion, up 22% year-over-year. Product billings were $1.1 billion, support billings were $947.4 million and subscription billings were $1.4 billion. For the full fiscal year, GAAP operating margin was (1.9%) and non-GAAP operating margin was 22.0%, an increase of 10 basis points year-over-year compared to FY’18, and included approximately $32 million of net expense related to acquisitions throughout the year. GAAP net loss declined 33% year-over-year to $81.9 million or $0.87 per basic and diluted share, while non-GAAP net income grew 35% year-over-year to $539.4 million, or $5.45 per diluted share. Turning to cash flow and balance sheet items: We finished July with cash, cash equivalents and investments of $3.4 billion. Q4’19 cash flow from operations of $231.5 million declined 17% year-over- year. Free cash flow was $178.4 million, a decline of 29% year-over-year, at a margin of 22.1%. Adjusting for cash charges associated with our headquarters in Santa Clara and imputed interest expense associated with our 2019 convertible debt offering, adjusted free cash flow was $238.6 3 million, down 8% at a margin of 29.6%. Capital expenditures in the quarter were $53.1 million. DSO was 55 days, a decline of two days from the prior year period. Full year fiscal 2019 cash flow from operations was $1.1 billion, and free cash flow was $924.4 million, at a margin of 31.9%. Adjusting for cash charges associated with our headquarters in Santa Clara and the retirement of our 2019 convertible debt, adjusted free cash flow for the year was $1.1 billion, at a margin of 36.7%. Regarding forward-looking guidance - for fiscal Q1’20, we expect revenue to be in the range of $760 million to $770 million, an increase of 16% to 17% year-over-year. We expect Q1’20 total billings to be in the range of $875 million to $890 million, an increase of 15% to 17% year-over-year. We expect Q1’20 non-GAAP EPS to be in the range of $1.02 to $1.04, which includes net expenses related to our recent acquisitions, including the proposed acquisition of Zingbox, and uses approximately 99.5 million to 101.5 million shares. For fiscal 2020, we expect revenue to be in the range of $3,440 million to $3,480 million, an increase of 19% to 20% year-over-year. We expect fiscal 4

2020 total billings to be in the range of $4,095 million to $4,155 million, an increase of 17% to 19% year-over-year. Additionally, we expect fiscal 2020 Next-Gen Security billings to be in the range of $800 million to $810 million, an increase of 77% to 79% year-over-year. We expect fiscal 2020 non- GAAP EPS to be in the range of $5.00 to $5.10, which includes net expenses related to recent acquisitions and uses approximately 102 to 104 million shares. Here are some additional modeling points: Our Q1’20 non-GAAP EPS guidance includes the net impact of recent acquisitions (RedLock, Demisto, Twistlock, PureSec and proposed acquisition of Zingbox), in the range of $10 million to $12 million or $0.08 to $0.09 per share. Our fiscal 2020 non-GAAP EPS guidance includes a $45 million net impact of acquisitions, or $0.34 per share. Finally, turning to free cash flow. For fiscal 2020, we expect an adjusted free cash flow margin of approximately 30% after adjusting for expected cash charges associated with our headquarters in Santa Clara. 5

Forward-Looking Statements This supplemental financial information contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information currently available to management, including statements regarding Palo Alto Networks’ financial guidance for the fiscal first quarter and full year 2020, such as expectations regarding its revenue, billings, non-GAAP earnings per share, the related components of non-GAAP earnings per share, weighted average outstanding share counts, adjusted free cash flow margin and the related components of adjusted free cash flow margin. There are a significant number of factors that could cause actual results to differ materially from statements made in this supplemental financial information, including: our limited operating history; risks associated with managing our rapid growth; risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; delays in the development or release of new subscription offerings, including through deployment of new capabilities via security applications developed by third 6 parties; rapidly evolving technological developments in the market for network security products and subscription and support offerings; our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner; length of sales cycles; and general market, political, economic and business conditions. Further information on these and other factors that could affect the forward-looking statements we make in this supplemental financial information can be found in the documents that we file with or furnish to the U.S. Securities and Exchange Commission, including Palo Alto Networks’ most recent Quarterly Report on Form 10-Q with the SEC on May 30, 2019, which is available on our website at investors.paloaltonetworks.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this supplemental financial information are based on our current beliefs and on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All 7 information in this supplemental financial information is as of September 4, 2019. 8

Non-GAAP Financial Measures and Other Key Metrics This supplemental financial information contains financial statements that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We use these non-GAAP financial measures and key metrics internally in analyzing our financial results and believe that the use of these non-GAAP financial measures and key metrics is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures or key metrics. Non-GAAP financial measures and key metrics are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures and key metrics to the most directly comparable GAAP measures has been provided in the financial statement tables included in this supplemental financial information, and investors are encouraged to review these reconciliations. We have not provided a reconciliation of forward-looking non-GAAP measures to the corresponding GAAP measures as they are not available without unreasonable effort. 1

Palo Alto Networks, Inc. Condensed Consolidated Statements of Operations - Fiscal Years (In millions, except percentages) FY17(1) FY18(1) FY19 Revenue: Product$ 708.5 $ 879.8 $ 1,096.2 Subscription and support 1,046.6 1,393.8 1,803.4 Total revenue 1,755.1 2,273.6 2,899.6 Cost of revenue: Product 201.4 272.4 315.9 Subscription and support 275.0 372.7 492.5 Total cost of revenue 476.4 645.1 808.4 Total gross profit 1,278.7 1,628.5 2,091.2 Product gross margin 71.6% 69.0% 71.2 % Subscription and support gross margin 73.7% 73.3% 72.7 % Total gross margin 72.9% 71.6% 72.1 % Operating expenses: Research and development 347.4 400.7 539.5 Sales and marketing 898.8 1,074.2 1,344.0 General and administrative 198.3 257.8 261.8 Total operating expenses 1,444.5 1,732.7 2,145.3 Operating loss (165.8) (104.2) (54.1) Interest expense (24.5) (29.6) (83.9) Other income, net 10.2 28.5 63.4 Loss before income taxes (180.1) (105.3) (74.6) Provision for income taxes 22.9 16.9 7.3 Net loss$ (203.0) $ (122.2) $ (81.9) (1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for FY'17 and FY'18 have been adjusted. 2

Palo Alto Networks, Inc.
Condensed Consolidated Statements of Operations - Fiscal Quarters
(In millions, except percentages)

	Q118(1)	Q218(1)	Q318(1)	Q418(1)	Q119	Q219	Q319	Q419
Revenue:								
Product	$ 184.8	$ 204.8	$ 218.1	$ 272.1	$ 240.5	$ 271.6	$ 278.4	$ 305.7
Subscription and support	317.0	340.8	349.6	386.4	415.5	439.6	448.2	500.1
Total revenue	501.8	545.6	567.7	658.5	656.0	711.2	726.6	805.8
Cost of revenue:								
Product	57.6	63.9	68.9	82.0	73.2	82.5	78.0	82.2
Subscription and support	83.7	95.5	91.0	102.5	110.3	120.1	126.9	135.2
Total cost of revenue	141.3	159.4	159.9	184.5	183.5	202.6	204.9	217.4
Total gross profit	360.5	386.2	407.8	474.0	472.5	508.6	521.7	588.4
Product gross margin	*68.8 %*	*68.8 %*	*68.4 %*	*69.9 %*	*69.6 %*	*69.6 %*	*72.0 %*	*73.1 %*
Subscription and support gross margin	*73.6 %*	*72.0 %*	*74.0 %*	*73.5 %*	*73.5 %*	*72.7 %*	*71.7 %*	*73.0 %*
Total gross margin	*71.8 %*	*70.8 %*	*71.8 %*	*72.0 %*	*72.0 %*	*71.5 %*	*71.8 %*	*73.0 %*
Operating expenses:								
Research and development	94.2	96.6	99.6	110.3	113.4	128.3	139.1	158.7
Sales and marketing	254.1	258.8	271.4	289.9	314.6	320.0	339.0	370.4
General and administrative	65.7	53.3	82.1	56.7	76.6	53.7	62.3	69.2
Total operating expenses	414.0	408.7	453.1	456.9	504.6	502.0	540.4	598.3
Operating income (loss)	(53.5)	(22.5)	(45.3)	17.1	(32.1)	6.6	(18.7)	(9.9)
Interest expense	(6.3)	(6.4)	(6.5)	(10.4)	(22.7)	(20.6)	(20.6)	(20.0)
Other income, net	4.8	4.9	8.6	10.2	13.0	16.0	18.2	16.2
Income (loss) before income taxes	(55.0)	(24.0)	(43.2)	16.9	(41.8)	2.0	(21.1)	(13.7)
Provision for (benefit from) income taxes	8.2	1.6	(2.8)	9.9	(3.5)	4.6	(0.9)	7.1
Net income (loss)	$ (63.2)	$ (25.6)	$ (40.4)	$ 7.0	$ (38.3)	$ (2.6)	$ (20.2)	$ (20.8)

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for FY'18 have been adjusted.

3

Palo Alto Networks, Inc. Non-GAAP Condensed Consolidated Statements of Operations - Fiscal Years (In millions, except percentages) FY17(1) FY18(1) FY19 Revenue: Product$ 708.5 $ 879.8 $ 1,096.2 Subscription and support 1,046.6 1,393.8 1,803.4 Total revenue 1,755.1 2,273.6 2,899.6 Cost of revenue: Product 181.6 252.7 299.7 Subscription and support 207.9 287.3 373.9 Total cost of revenue 389.5 540.0 673.6 Total gross profit 1,365.6 1,733.6 2,226.0 Product gross margin 74.4% 71.3% 72.7 % Subscription and support gross margin 80.1% 79.4% 79.3 % Total gross margin 77.8% 76.2% 76.8 % Operating expenses: Research and development 190.8 251.2 347.8 Sales and marketing 706.0 856.6 1,101.1 General and administrative 100.1 127.0 139.9 Total operating expenses 996.9 1,234.8 1,588.8 Operating income 368.7 498.8 637.2 Interest expense - (0.8) (13.7) Other income, net 12.6 27.5 68.1 Income before income taxes 381.3 525.5 691.6 Provision for income taxes 118.1 124.8 152.2 Net income$ 263.2 $ 400.7 $ 539.4 (1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for FY'17 and FY'18 have been adjusted. 4

Palo Alto Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations - Fiscal Quarters
(In millions, except percentages)

	Q118[1]	Q218[1]	Q318[1]	Q418[1]	Q119	Q219	Q319	Q419
Revenue:								
Product	$ 184.8	$ 204.8	$ 218.1	$ 272.1	$ 240.5	$ 271.6	$ 278.4	$ 305.7
Subscription and support	317.0	340.8	349.6	386.4	415.5	439.6	448.2	500.1
Total revenue	501.8	545.6	567.7	658.5	656.0	711.2	726.6	805.8
Cost of revenue:								
Product	52.6	58.8	64.0	77.3	68.5	77.8	73.6	79.8
Subscription and support	64.6	72.2	71.2	79.3	84.5	91.1	96.8	101.5
Total cost of revenue	117.2	131.0	135.2	156.6	153.0	168.9	170.4	181.3
Total gross profit	384.6	414.6	432.5	501.9	503.0	542.3	556.2	624.5
Product gross margin	*71.5 %*	*71.3 %*	*70.7 %*	*71.6 %*	*71.5 %*	*71.4 %*	*73.6 %*	*73.9 %*
Subscription and support gross margin	*79.6 %*	*78.8 %*	*79.6 %*	*79.5 %*	*79.7 %*	*79.3 %*	*78.4 %*	*79.7 %*
Total gross margin	*76.6 %*	*76.0 %*	*76.2 %*	*76.2 %*	*76.7 %*	*76.3 %*	*76.5 %*	*77.5 %*
Operating expenses:								
Research and development	56.0	59.7	62.7	72.8	72.4	82.4	92.4	100.6
Sales and marketing	201.5	203.2	217.5	234.4	254.9	253.8	277.7	314.7
General and administrative	30.5	31.0	30.7	34.8	39.2	31.3	34.3	35.1
Total operating expenses	288.0	293.9	310.9	342.0	366.5	367.5	404.4	450.4
Operating income	96.6	120.7	121.6	159.9	136.5	174.8	151.8	174.1
Interest expense	-	-	-	(0.8)	(3.3)	(3.5)	(3.4)	(3.5)
Other income, net	5.3	5.9	6.6	9.7	14.7	17.0	18.7	17.7
Income before income taxes	101.9	126.6	128.2	168.8	147.9	188.3	167.1	188.3
Provision for income taxes	31.6	27.9	28.2	37.1	32.5	41.3	37.0	41.4
Net income	$ 70.3	$ 98.7	$ 100.0	$ 131.7	$ 115.4	$ 147.0	$ 130.1	$ 146.9

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for FY'18 have been adjusted.

5

Palo Alto Networks, Inc.
GAAP to Non-GAAP Reconciliations and Calculations of Other Key Metrics - Fiscal Years
(In millions, except percentages and per share amounts)

	FY17[1]	FY18[1]	FY19
GAAP to Non-GAAP Reconciliations			
GAAP product gross profit	$ 507.1	$ 607.4	$ 780.3
Share-based compensation-related charges	7.5	7.2	6.0
Amortization expense of acquired intangible assets	-	0.2	-
Litigation-related charges[2]	12.3	12.3	10.2
Non-GAAP product gross profit	$ 526.9	$ 627.1	$ 796.5
Non-GAAP product gross margin	*74.4%*	*71.3%*	*72.7%*
GAAP subscription and support gross profit	$ 771.6	$ 1,021.1	$ 1,310.9
Share-based compensation-related charges	58.7	71.2	78.2
Amortization expense of acquired intangible assets	8.4	14.2	40.4
Non-GAAP subscription and support gross profit	$ 838.7	$ 1,106.5	$ 1,429.5
Non-GAAP subscription and support gross margin	*80.1%*	*79.4%*	*79.3%*
GAAP total gross profit	$ 1,278.7	$ 1,628.5	$ 2,091.2
Share-based compensation-related charges	66.2	78.4	84.2
Amortization expense of acquired intangible assets	8.4	14.4	40.4
Litigation-related charges[2]	12.3	12.3	10.2
Non-GAAP total gross profit	$ 1,365.6	$ 1,733.6	$ 2,226.0
Non-GAAP gross margin	*77.8%*	*76.2%*	*76.8%*
GAAP research and development expense	$ 347.4	$ 400.7	$ 539.5
Share-based compensation-related charges	156.3	149.5	191.7
Amortization expense of acquired intangible assets	0.3	-	-
Non-GAAP research and development expense	$ 190.8	$ 251.2	$ 347.8
Non-GAAP research and development expense as a percentage of revenue	*10.9%*	*11.0%*	*12.0%*
GAAP sales and marketing expense	$ 898.8	$ 1,074.2	$ 1,344.0
Share-based compensation-related charges	192.6	216.3	230.3
Acquisition-related costs[3]	-	0.1	-
Amortization expense of acquired intangible assets	0.2	1.2	12.6
Non-GAAP sales and marketing expense	$ 706.0	$ 856.6	$ 1,101.1
Non-GAAP sales and marketing expense as a percentage of revenue	*40.2%*	*37.7%*	*38.0%*
GAAP general and administrative expense	$ 198.3	$ 257.8	$ 261.8
Share-based compensation-related charges	73.8	72.2	85.1
Acquisition-related costs[3]	3.1	17.8	29.8
Facility exit costs[4]	21.3	40.8	7.0
Non-GAAP general and administrative expense	$ 100.1	$ 127.0	$ 139.9
Non-GAAP general and administrative expense as a percentage of revenue	*5.7%*	*5.6%*	*4.8%*
GAAP total operating expense	$ 1,444.5	$ 1,732.7	$ 2,145.3
Share-based compensation-related charges	422.7	438.0	507.1
Acquisition-related costs[3]	3.1	17.9	29.8
Amortization expense of acquired intangible assets	0.5	1.2	12.6
Facility exit costs[4]	21.3	40.8	7.0
Non-GAAP total operating expense	$ 996.9	$ 1,234.8	$ 1,588.8
Non-GAAP total operating expense as a percentage of revenue	*56.8%*	*54.3%*	*54.8%*
GAAP operating loss	$ (165.8)	$ (104.2)	$ (54.1)
Share-based compensation-related charges	488.9	516.4	591.3
Acquisition-related costs[3]	3.1	17.9	29.8
Amortization expense of acquired intangible assets	8.9	15.6	53.0
Litigation-related charges[2]	12.3	12.3	10.2
Facility exit costs[4]	21.3	40.8	7.0
Non-GAAP operating income	$ 368.7	$ 498.8	$ 637.2
Non-GAAP operating margin	*21.0%*	*21.9%*	*22.0%*
GAAP interest expense	$ (24.5)	$ (29.6)	$ (83.9)
Non-cash charges related to convertible notes[5]	24.5	28.8	70.2
Non-GAAP interest expense	$ -	$ (0.8)	$ (13.7)
Non-GAAP interest expense as a percentage of revenue	*0.0%*	*0.0%*	*-0.5%*
GAAP other income, net	$ 10.2	$ 28.5	$ 63.4
Non-cash charges related to convertible notes[5]	-	-	2.6
Foreign currency (gain) loss associated with non-GAAP adjustments	2.4	(1.0)	2.1
Non-GAAP other income, net	$ 12.6	$ 27.5	$ 68.1
Non-GAAP other income, net as a percentage of revenue	*0.7%*	*1.2%*	*2.3%*
GAAP loss before income taxes	$ (180.1)	$ (105.3)	$ (74.6)
Share-based compensation-related charges	488.9	516.4	591.3
Acquisition-related costs[3]	3.1	17.9	29.8
Amortization expense of acquired intangible assets	8.9	15.6	53.0
Litigation-related charges[2]	12.3	12.3	10.2
Facility exit costs[4]	21.3	40.8	7.0
Non-cash charges related to convertible notes[5]	24.5	28.8	72.8
Foreign currency (gain) loss associated with non-GAAP adjustments	2.4	(1.0)	2.1
Non-GAAP income before income taxes	$ 381.3	$ 525.5	$ 691.6

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for periods prior to FY'19 have been adjusted.

(2) Consists of the amortization of intellectual property licenses.

(3) Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.

(4) Consists of charges related to the relocation of our corporate headquarters (impairment loss of $20.9 million and accelerated depreciation in FY'17, cease-use loss of $39.2 million and accelerated depreciation in FY'18, and additional cease-use loss of $7.0 million in FY'19) and charges related to the relocation of our research and development center in Israel (cease-use loss of $1.3 million and accelerated depreciation in FY'18).

(5) Consists primarily of non-cash interest expense related to our convertible senior notes. Also includes a non-cash loss of $2.6 million in FY'19 related to early conversions of the convertible notes during the period.

6

Palo Alto Networks, Inc.
GAAP to Non-GAAP Reconciliations and Calculations of Other Key Metrics - Fiscal Years
(In millions, except percentages and per share amounts)

	FY17[1]	FY18[1]	FY19
GAAP provision for income taxes	$ 22.9	$ 16.9	$ 7.3
Income tax and other tax adjustments related to the above	95.2	107.9	144.9
Non-GAAP provision for income taxes	$ 118.1	$ 124.8	$ 152.2
Non-GAAP effective tax rate [6]	*31.0%*	*23.7%*	*22.0%*
GAAP net loss	$ (203.0)	$ (122.2)	$ (81.9)
Share-based compensation-related charges	488.9	516.4	591.3
Acquisition-related costs[3]	3.1	17.9	29.8
Amortization expense of acquired intangible assets	8.9	15.6	53.0
Litigation-related charges[2]	12.3	12.3	10.2
Facility exit costs[4]	21.3	40.8	7.0
Non-cash charges related to convertible notes[5]	24.5	28.8	72.8
Foreign currency (gain) loss associated with non-GAAP adjustments	2.4	(1.0)	2.1
Income tax and other tax adjustments related to the above	(95.2)	(107.9)	(144.9)
Non-GAAP net income	$ 263.2	$ 400.7	$ 539.4
GAAP net loss per share, diluted	$ (2.24)	$ (1.33)	$ (0.87)
Share-based compensation-related charges	5.29	5.47	6.00
Acquisition-related costs[3]	0.03	0.20	0.32
Amortization expense of acquired intangible assets	0.10	0.17	0.56
Litigation-related charges[2]	0.14	0.13	0.11
Facility exit costs[4]	0.24	0.44	0.07
Non-cash charges related to convertible notes[5]	0.27	0.31	0.77
Foreign currency (gain) loss associated with non-GAAP adjustments	0.03	(0.01)	0.02
Income tax and other tax adjustments related to the above	(1.05)	(1.18)	(1.53)
Non-GAAP net income per share, diluted	$ 2.81	$ 4.20	$ 5.45
GAAP weighted-average shares used to compute net loss per share, diluted	90.6	91.7	94.5
Weighted-average effect of potentially dilutive securities[7]	3.0	3.8	4.5
Non-GAAP weighted-average shares used to compute net income per share, diluted	93.6	95.5	99.0
Net cash provided by operating activities[8]	$ 868.8	$ 1,038.1	$ 1,055.6
Less: purchases of property, equipment, and other assets	163.4	112.0	131.2
Free cash flow (non-GAAP)[8]	$ 705.4	$ 926.1	$ 924.4
Add: capital expenditures for new headquarters	92.0	11.2	28.4
Add: repayments of convertible senior notes attributable to debt discount	-	-	97.6
Less: cash reimbursement (payments), net related to landlord lease amendment[8]	-	16.8	(14.8)
Adjusted free cash flow (non-GAAP)	$ 797.4	$ 920.5	$ 1,065.2
Net cash used in investing activities	$ (472.6)	$ (520.0)	$ (1,825.9)
Net cash provided by (used in) financing activities	$ (386.0)	$ 1,245.6	$ (773.9)
Free cash flow margin (non-GAAP) [8]	*40.2%*	*40.7%*	*31.9%*
Adjusted free cash flow margin (non-GAAP) [8]	*45.4%*	*40.5%*	*36.7%*
Other Key Metrics - Calculation of Billings			
Total revenue	$ 1,755.1	$ 2,273.6	$ 2,899.6
Add: change in total deferred revenue, net of acquired deferred revenue	496.6	582.6	590.2
Total billings	$ 2,251.7	$ 2,856.2	$ 3,489.8
Product revenue	$ 708.5	$ 879.8	$ 1,096.2
Add: change in product deferred revenue	2.0	(1.2)	(0.2)
Product billings	$ 710.5	$ 878.6	$ 1,096.0
Subscription revenue	$ 548.8	$ 758.1	$ 1,032.7
Add: change in subscription deferred revenue, net of acquired subscription deferred revenue	295.0	379.3	413.7
Subscription billings	$ 843.8	$ 1,137.4	$ 1,446.4
Support revenue	$ 497.8	$ 635.7	$ 770.7
Add: change in support deferred revenue, net of acquired support deferred revenue	199.6	204.5	176.7
Support billings	$ 697.4	$ 840.2	$ 947.4
Total revenue	$ 1,755.1	$ 2,273.6	$ 2,899.6
Add: change in short-term deferred revenue, net of acquired short-term deferred revenue	257.2	289.5	353.3
Current billings	$ 2,012.3	$ 2,563.1	$ 3,252.9

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition and new accounting guidance related to the presentation of restricted cash in the statement of cash flows. As a result, certain amounts for periods prior to FY'19 have been adjusted.

(2) Consists of the amortization of intellectual property licenses.

(3) Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.

(4) Consists of charges related to the relocation of our corporate headquarters (impairment loss of $20.9 million and accelerated depreciation in FY'17, cease-use loss of $39.2 million and accelerated depreciation in FY'18, and additional cease-use loss of $7.0 million in FY'19) and charges related to the relocation of our research and development center in Israel (cease-use loss of $1.3 million and accelerated depreciation in FY'18).

(5) Consists primarily of non-cash interest expense related to our convertible senior notes. Also includes non-cash loss of $2.6 million in FY'19 related to early conversions of the convertible notes during the period.

(6) Effective Q1'17, our non-GAAP effective tax rate changed from 38% to 31%. Effective Q2'18, our non-GAAP effective tax rate changed from 31% to 22% due to the reduction of the U.S. federal corporate income tax rate under the U.S. Tax Cuts and Jobs Act, which was enacted into law on December 22, 2017.

(7) Our potentially dilutive securities include the potentially dilutive effect of employee equity incentive plan awards and our convertible senior notes outstanding and related warrant agreements, partially offset by the anti-dilutive impact of our note hedge agreements.

(8) Cash provided by operating activities during FY18 includes the receipt of an upfront cash reimbursement of $38.2 million from our landlords in Q1'18 in connection with the exercise of their option to amend the lease payment schedules and eliminate the rent holiday periods under certain of our lease agreements. The upfront cash reimbursement has been and will be applied against increased rental payments totaling $38.2 million due in FY'18 through FY'20 under the amended lease agreements. Adjusted free cash flow for FY'18 reflects an adjustment for the $38.2 million received from our landlords, less related rental payments made during the period of $21.4 million. Adjusted free cash flow for subsequent periods reflects adjustments for related rental payments made during the respective periods.

7

Palo Alto Networks, Inc.
GAAP to Non-GAAP Reconciliations and Calculation of Other Key Metrics - Fiscal Quarters
(In millions, except percentages and per share amounts)

	Q1'18[1]	Q2'18[1]	Q3'18[1]	Q4'18[1]	Q1'19	Q2'19	Q3'19	Q4'19
GAAP to Non-GAAP Reconciliations								
GAAP product gross profit	$ 127.2	$ 140.9	$ 149.2	$ 190.1	$ 167.3	$ 189.1	$ 200.4	$ 223.5
Share-based compensation-related charges	1.9	2.1	1.8	1.4	1.6	1.7	1.3	1.4
Amortization expense of acquired intangible assets	-	-	-	0.2	-	-	-	-
Litigation-related charges[2]	3.1	3.0	3.1	3.1	3.1	3.0	3.1	1.0
Non-GAAP product gross profit	$ 132.2	$ 146.0	$ 154.1	$ 194.8	$ 172.0	$ 193.8	$ 204.8	$ 225.9
Non-GAAP product gross margin	71.5%	71.3%	70.7%	71.6%	71.5%	71.4%	73.6%	73.9%
GAAP subscription and support gross profit	$ 233.3	$ 245.3	$ 258.6	$ 283.9	$ 305.2	$ 319.5	$ 321.3	$ 364.9
Share-based compensation-related charges	16.7	20.9	16.4	17.2	18.7	19.9	19.4	20.2
Amortization expense of acquired intangible assets	2.4	2.4	3.4	6.0	7.1	9.1	10.7	13.5
Non-GAAP subscription and support gross profit	$ 252.4	$ 268.6	$ 278.4	$ 307.1	$ 331.0	$ 348.5	$ 351.4	$ 398.6
Non-GAAP subscription and support gross margin	79.6%	78.8%	79.6%	79.5%	79.7%	79.3%	78.4%	79.7%
GAAP total gross profit	$ 360.5	$ 386.2	$ 407.8	$ 474.0	$ 472.5	$ 508.6	$ 521.7	$ 588.4
Share-based compensation-related charges	18.6	23.0	18.2	18.6	20.3	21.6	20.7	21.6
Amortization expense of acquired intangible assets	2.4	2.4	3.4	6.2	7.1	9.1	10.7	13.5
Litigation-related charges[2]	3.1	3.0	3.1	3.1	3.1	3.0	3.1	1.0
Non-GAAP total gross profit	$ 384.6	$ 414.6	$ 432.5	$ 501.9	$ 503.0	$ 542.3	$ 556.2	$ 624.5
Non-GAAP gross margin	76.6%	76.0%	76.2%	76.2%	76.7%	76.3%	76.5%	77.5%
GAAP research and development expense	$ 94.2	$ 96.6	$ 99.6	$ 110.3	$ 113.4	$ 128.3	$ 139.1	$ 158.7
Share-based compensation-related charges	38.2	36.9	36.9	37.5	41.0	45.9	46.7	58.1
Non-GAAP research and development expense	$ 56.0	$ 59.7	$ 62.7	$ 72.8	$ 72.4	$ 82.4	$ 92.4	$ 100.6
Non-GAAP research and development expense as a percentage of revenue	11.2%	10.9%	11.0%	11.1%	11.0%	11.6%	12.7%	12.5%
GAAP sales and marketing expense	$ 254.1	$ 258.8	$ 271.4	$ 289.9	$ 314.6	$ 320.0	$ 339.0	$ 370.4
Share-based compensation-related charges	52.5	55.5	53.7	54.6	57.5	61.2	57.4	54.2
Acquisition-related costs[3]	-	-	-	0.1	-	-	-	-
Amortization expense of acquired intangible assets	0.1	0.1	0.2	0.8	2.2	5.0	3.9	1.5
Non-GAAP sales and marketing expense	$ 201.5	$ 203.2	$ 217.5	$ 234.4	$ 254.9	$ 253.8	$ 277.7	$ 314.7
Non-GAAP sales and marketing expense as a percentage of revenue	40.0%	37.3%	38.4%	35.5%	38.9%	35.7%	38.2%	39.0%
GAAP general and administrative expense	$ 65.7	$ 53.3	$ 82.1	$ 56.7	$ 76.6	$ 53.7	$ 62.3	$ 69.2
Share-based compensation-related charges	19.6	20.9	14.3	17.4	21.9	20.8	21.0	21.4
Acquisition-related costs[3]	-	-	13.3	4.5	15.5	1.6	2.9	9.8
Facility exit costs[4]	15.6	1.4	23.8	-	-	-	4.1	2.9
Non-GAAP general and administrative expense	$ 30.5	$ 31.0	$ 30.7	$ 34.8	$ 39.2	$ 31.3	$ 34.3	$ 35.1
Non-GAAP general and administrative expense as a percentage of revenue	6.1%	5.7%	5.4%	5.3%	6.0%	4.4%	4.7%	4.4%
GAAP total operating expense	$ 414.0	$ 408.7	$ 453.1	$ 456.9	$ 504.6	$ 502.0	$ 540.4	$ 598.3
Share-based compensation-related charges	110.3	113.3	104.9	109.5	120.4	127.9	125.1	133.7
Acquisition-related costs[3]	-	-	13.3	4.6	15.5	1.6	2.9	9.8
Amortization expense of acquired intangible assets	0.1	0.1	0.2	0.8	2.2	5.0	3.9	1.5
Facility exit costs[4]	15.6	1.4	23.8	-	-	-	4.1	2.9
Non-GAAP total operating expense	$ 288.0	$ 293.9	$ 310.9	$ 342.0	$ 366.5	$ 367.5	$ 404.4	$ 450.4
Non-GAAP total operating expense as a percentage of revenue	57.3%	53.9%	54.8%	51.9%	55.9%	51.7%	55.6%	55.9%
GAAP operating income (loss)	$ (53.5)	$ (22.5)	$ (45.3)	$ 17.1	$ (32.1)	$ 6.6	$ (18.7)	$ (9.9)
Share-based compensation-related charges	128.9	136.3	123.1	128.1	140.7	149.5	145.8	155.3
Acquisition-related costs[3]	-	-	13.3	4.6	15.5	1.6	2.9	9.8
Amortization expense of acquired intangible assets	2.5	2.5	3.6	7.0	9.3	14.1	14.6	15.0
Litigation-related charges[2]	3.1	3.0	3.1	3.1	3.1	3.0	3.1	1.0
Facility exit costs[4]	15.6	1.4	23.8	-	-	-	4.1	2.9
Non-GAAP operating income	$ 96.6	$ 120.7	$ 121.6	$ 159.9	$ 136.5	$ 174.8	$ 151.8	$ 174.1
Non-GAAP operating margin	19.3%	22.1%	21.4%	24.3%	20.8%	24.6%	20.9%	21.6%
GAAP interest expense	$ (6.3)	$ (6.4)	$ (6.5)	$ (10.4)	$ (22.7)	$ (20.6)	$ (20.6)	$ (20.0)
Non-cash charges related to convertible notes[5]	6.3	6.4	6.5	9.6	19.4	17.1	17.2	16.5
Non-GAAP interest expense	$ -	$ -	$ -	$ (0.8)	$ (3.3)	$ (3.5)	$ (3.4)	$ (3.5)
Non-GAAP interest expense as a percentage of revenue	0.0%	0.0%	0.0%	-0.1%	-0.5%	-0.5%	-0.5%	-0.4%
GAAP other income, net	$ 4.8	$ 4.9	$ 8.6	$ 10.2	$ 13.0	$ 16.0	$ 18.2	$ 16.2
Non-cash charges related to convertible notes[5]	-	-	-	-	2.2	0.4	-	-
Foreign currency (gain) loss associated with non-GAAP adjustments	0.5	1.0	(2.0)	(0.5)	(0.5)	0.6	0.5	1.5
Non-GAAP other income, net	$ 5.3	$ 5.9	$ 6.6	$ 9.7	$ 14.7	$ 17.0	$ 18.7	$ 17.7
Non-GAAP other income, net as a percentage of revenue	1.1%	1.1%	1.2%	1.5%	2.2%	2.4%	2.6%	2.2%
GAAP income (loss) before income taxes	$ (55.0)	$ (24.0)	$ (43.2)	$ 16.9	$ (41.8)	$ 2.0	$ (21.1)	$ (13.7)
Share-based compensation-related charges	128.9	136.3	123.1	128.1	140.7	149.5	145.8	155.3
Acquisition-related costs[3]	-	-	13.3	4.6	15.5	1.6	2.9	9.8
Amortization expense of acquired intangible assets	2.5	2.5	3.6	7.0	9.3	14.1	14.6	15.0
Litigation-related charges[2]	3.1	3.0	3.1	3.1	3.1	3.0	3.1	1.0
Facility exit costs[4]	15.6	1.4	23.8	-	-	-	4.1	2.9
Non-cash charges related to convertible notes[5]	6.3	6.4	6.5	9.6	21.6	17.5	17.2	16.5
Foreign currency (gain) loss associated with non-GAAP adjustments	0.5	1.0	(2.0)	(0.5)	(0.5)	0.6	0.5	1.5
Non-GAAP income before income taxes	$ 101.9	$ 126.6	$ 128.2	$ 168.8	$ 147.9	$ 188.3	$ 167.1	$ 188.3
GAAP provision for (benefit from) income taxes	$ 8.2	$ 1.6	$ (2.8)	$ 9.9	$ (3.5)	$ 4.6	$ (0.9)	$ 7.1
Income tax and other tax adjustments related to the above	23.4	26.3	31.0	27.2	36.0	36.7	37.9	34.3
Non-GAAP provision for income taxes	$ 31.6	$ 27.9	$ 28.2	$ 37.1	$ 32.5	$ 41.3	$ 37.0	$ 41.4
Non-GAAP effective tax rate[6]	31.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%
GAAP net income (loss)	$ (63.2)	$ (25.6)	$ (40.4)	$ 7.0	$ (38.3)	$ (2.6)	$ (20.2)	$ (20.8)
Share-based compensation-related charges	128.9	136.3	123.1	128.1	140.7	149.5	145.8	155.3
Acquisition-related costs[3]	-	-	13.3	4.6	15.5	1.6	2.9	9.8
Amortization expense of acquired intangible assets	2.5	2.5	3.6	7.0	9.3	14.1	14.6	15.0
Litigation-related charges[2]	3.1	3.0	3.1	3.1	3.1	3.0	3.1	1.0
Facility exit costs[4]	15.6	1.4	23.8	-	-	-	4.1	2.9
Non-cash charges related to convertible notes[5]	6.3	6.4	6.5	9.6	21.6	17.5	17.2	16.5
Foreign currency (gain) loss associated with non-GAAP adjustments	0.5	1.0	(2.0)	(0.5)	(0.5)	0.6	0.5	1.5
Income tax and other tax adjustments related to the above	(23.4)	(26.3)	(31.0)	(27.2)	(36.0)	(36.7)	(37.9)	(34.3)
Non-GAAP net income	$ 70.3	$ 98.7	$ 100.0	$ 131.7	$ 115.4	$ 147.0	$ 130.1	$ 146.9

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for periods prior to FY'19 have been adjusted.

(2) Consists of the amortization of intellectual property licenses.

(3) Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.

(4) Consists of charges related to the relocation of our corporate headquarters (impairment loss of $20.9 million and accelerated depreciation in Q4'17, cease-use loss of $15.4 million and accelerated depreciation in Q1'18, additional cease-use loss of $23.8 million in Q3'18, additional cease-use loss of $4.1 million in Q3'19, and additional cease-use loss of $2.9 million in Q4'19) and charges related to the relocation of our research and development center in Israel (cease-use loss of $1.3 million and accelerated depreciation in Q2'18).

(5) Consists primarily of non-cash interest expense related to our convertible senior notes. Also includes non-cash losses of $2.2 million and $0.4 million in Q1'19 and Q2'19, respectively, related to early conversions of the convertible notes during those periods.

(6) Effective Q2'18, our non-GAAP effective tax rate changed from 31% to 22% due to the reduction of the U.S. federal corporate income tax rate under the U.S. Tax Cuts and Jobs Act, which was enacted into law on December 22, 2017.

8

Palo Alto Networks, Inc.
GAAP to Non-GAAP Reconciliations and Calculation of Other Key Metrics - Fiscal Quarters
(In millions, except percentages and per share amounts)

	Q118[1]	Q218[1]	Q318[1]	Q418[1]	Q119	Q219	Q319	Q419
GAAP net income (loss) per share, diluted	$ (0.70)	$ (0.28)	$ (0.44)	$ 0.07	$ (0.41)	$ (0.03)	$ (0.21)	$ (0.22)
Share-based compensation-related charges	1.38	1.46	1.30	1.29	1.44	1.53	1.48	1.56
Acquisition-related costs[3]	0.00	0.00	0.14	0.05	0.17	0.02	0.03	0.10
Amortization expen e of acquired intangible assets	0.03	0.03	0.04	0.07	0.10	0.15	0.15	0.16
Litigation-related charges[2]	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.01
Facility exit costs[4]	0.17	0.02	0.26	0.00	0.00	0.00	0.04	0.03
Non-cash charges related to convertible notes[5]	0.07	0.07	0.07	0.10	0.23	0.19	0.18	0.17
Foreign currency (gain) loss associated with non-GAAP adjustments	0.01	0.01	(0.02)	0.00	(0.01)	0.01	0.01	0.02
Income tax and other tax adjustments related to the above	(0.24)	(0.29)	(0.34)	(0.27)	(0.38)	(0.39)	(0.40)	(0.36)
Non-GAAP net income per share, diluted	$ 0.75	$ 1.05	$ 1.04	$ 1.34	$ 1.17	$ 1.51	$ 1.31	$ 1.47
GAAP weighted-average shares used to compute net income (loss) per share, diluted	90.9	91.1	91.9	100.5	93.8	94.0	94.4	95.8
Weighted-average effect of potentially dilutive securities[6]	2.8	2.8	4.3	(2.5)	5.2	3.6	5.2	4.2
Non-GAAP weighted-average shares used to compute net income per share, diluted	93.7	93.9	96.2	98.0	99.0	97.6	99.6	100.0
Net cash provided by operating activities[7]	$ 274.0	$ 244.6	$ 241.9	$ 277.6	$ 252.3	$ 275.4	$ 296.4	$ 231.5
Less: purchases of property, equipment, and other assets	32.2	25.6	28.8	25.4	34.3	23.5	20.3	53.1
Free cash flow (non-GAAP)[7]	$ 241.8	$ 219.0	$ 213.1	$ 252.2	$ 218.0	$ 251.9	$ 276.1	$ 178.4
Add: capital expenditures for new headquarters	11.2	-	-	-	0.2	0.7	0.7	26.8
Add: repayments of convertible senior notes attributable to debt discount	-	-	-	-	52.3	14.8	-	30.5
Less: cash reimbursement (payments), net related to landlord lease amendment[7]	35.5	(5.9)	(6.9)	(5.9)	(4.9)	(4.0)	(3.0)	(2.9)
Adjusted free cash flow (non-GAAP)	$ 217.5	$ 224.9	$ 220.0	$ 258.1	$ 275.4	$ 271.4	$ 279.8	$ 238.6
Net cash used in investing activities	$ (52.4)	$ (36.1)	$ (225.1)	$ (206.4)	$ (713.1)	$ (523.8)	$ (140.3)	$ (448.7)
Net cash provided by (used in) financing activities	$ (123.4)	$ (135.2)	$ 17.8	$ 1,486.4	$ (261.8)	$ (407.8)	$ 31.8	$ (136.1)
Free cash flow margin (non-GAAP)[7]	*48.2 %*	*40.1 %*	*37.5 %*	*38.3 %*	*33.2 %*	*35.4 %*	*38.0 %*	*22.1 %*
Adjusted free cash flow margin (non-GAAP)[7]	*43.3 %*	*41.2 %*	*38.8 %*	*39.2 %*	*42.0 %*	*38.2 %*	*38.5 %*	*29.6 %*
Other Key Metrics - Calculation of Billings								
Total revenue	$ 501.8	$ 545.6	$ 567.7	$ 658.5	$ 656.0	$ 711.2	$ 726.6	$ 805.8
Add: change in total deferred revenue, net of acquired deferred revenue	93.6	127.6	157.0	204.4	102.5	141.3	95.3	251.1
Total billings	$ 595.4	$ 673.2	$ 724.7	$ 862.9	$ 758.5	$ 852.5	$ 821.9	$ 1,056.9
Total revenue	$ 501.8	$ 545.6	$ 567.7	$ 658.5	$ 656.0	$ 711.2	$ 726.6	$ 805.8
Add: change in short-term deferred revenue, net of acquired short-term deferred revenue	51.1	66.4	70.1	101.9	53.6	99.4	72.9	127.4
Current billings	$ 552.9	$ 612.0	$ 637.8	$ 760.4	$ 709.6	$ 810.6	$ 799.5	$ 933.2

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition and new accounting guidance related to the presentation of restricted cash in the statement of cash flows. As a result, certain amounts for periods prior to FY'19 have been adjusted.

(2) Consists of the amortization of intellectual property licenses.

(3) Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.

(4) Consists of charges related to the relocation of our corporate headquarters (impairment loss of $20.9 million and accelerated depreciation in Q4'17, cease-use loss of $15.4 million and accelerated depreciation in Q1'18, additional cease-use loss of $23.8 million in Q3'18, additional cease-use loss of $4.1 million in Q3'19, and additional cease-use loss of $2.9 million in Q4'19) and charges related to the relocation of our research and development center in Israel (cease-use loss of $1.3 million and accelerated depreciation in Q2'18).

(5) Consists primarily of non-cash interest expense related to our convertible senior notes. Also includes non-cash losses of $2.2 million and $0.4 million in Q1'19 and Q2'19, respectively, related to early conversions of the convertible notes during those periods.

(6) Our potentially dilutive securities include the potentially dilutive effect of employee equity incentive plan awards and our convertible senior notes outstanding and related warrant agreements, partially offset by the anti-dilutive impact of our note hedge agreements.

(7) Cash provided by operating activities during Q1'18 includes the receipt of an upfront cash reimbursement of $38.2 million from our landlords in connection with the exercise of their option to amend the lease payment schedules and eliminate the rent holiday periods under certain of our lease agreements. The upfront cash reimbursement has been and will be applied against increased rental payments totaling $38.2 million due in FY'18 through FY'20 under the amended lease agreements. Adjusted free cash flow for Q1'18 reflects an adjustment for the $38.2 million received from our landlords, less related rental payments made during the period of $2.7 million. Adjusted free cash flow for subsequent periods reflect adjustments for related rental payments made during the respective periods.

9

Palo Alto Networks, Inc. GAAP to Non-GAAP Reconciliations and Calculation of Other Key Metrics - Fiscal Years (In millions, except per share amounts) FY15 FY16 GAAP to Non-GAAP Reconciliations GAAP net loss per share, diluted $ (1.61) $ (2.21) Share-based compensation-related charges 2.79 4.58 Acquisition-related costs(1) 0.01 - Amortization expense of acquired intangible assets 0.09 0.10 Litigation-related charges(2) 0.15 0.14 Non-cash charges related to convertible notes(3) 0.27 0.27 Foreign currency (gain) loss associated with non-GAAP adjustments 0.02 0.00 Income tax and other tax adjustments related to the above (0.62) (0.99) Non-GAAP net income per share, diluted$ 1.10 $ 1.89 Other Key Metrics - Calculation of Billings Total revenue $ 928.1 $ 1,378.5 Add: change in total deferred revenue, net of acquired deferred revenue 291.0 527.1 Total billings $ 1,219.1 $ 1,905.6 Total revenue $ 928.1 $ 1,378.5 Add: change in short-term deferred revenue, net of acquired short-term deferred revenue 164.0 280.0 Current billings $ 1,092.1 $ 1,658.5 Note: FY'15 and FY'16 reflect ASC 605, adjusted for deferred commissions recast. (1) Consists of acquisition transaction costs. (2) Consists of the amortization of intellectual property licenses. (3) Consists of non-cash interest expense related to our convertible senior notes. 10

Palo Alto Networks, Inc. Condensed Consolidated Balance Sheets - Fiscal Years (In millions) (1) (1) FY17 FY18 FY19 Assets Current assets: Cash and cash equivalents$ 744.3 $ 2,506.9 $ 961.4 Short-term investments 630.7 896.5 1,841.7 Accounts receivable, net 431.1 467.0 582.4 Prepaid expenses and other current assets 177.8 268.1 279.3 Total current assets 1,983.9 4,138.5 3,664.8 Property and equipment, net 211.1 273.1 296.0 Long-term investments 789.3 547.5 575.4 Goodwill 238.8 522.8 1,352.3 Intangible assets, net 53.7 140.8 280.6 Other assets 261.7 326.2 423.1 Total assets $ 3,538.5 $ 5,948.9 $ 6,592.2 Liabilities, temporary equity, and stockholders’ equity Current liabilities: Accounts payable $ 35.5 $ 49.4 $ 73.3 Accrued compensation 117.5 163.7 235.5 Accrued and other liabilities 93.0 124.6 162.4 Deferred revenue 919.8 1,213.6 1,582.1 Convertible senior notes, net - 550.4 - Total current liabilities 1,165.8 2,101.7 2,053.3 Convertible senior notes, net 524.7 1,369.7 1,430.0 Long-term deferred revenue 772.6 1,065.7 1,306.6 Other long-term liabilities 147.6 229.6 216.0 Temporary equity - 21.9 - Stockholders’ equity: Preferred stock - - - Common stock and additional paid-in capital 1,599.7 1,967.4 2,490.9 Accumulated other comprehensive income (loss) (3.4) (16.4) (3.7) Accumulated deficit (668.5) (790.7) (900.9) Total stockholders’ equity 927.8 1,160.3 1,586.3 Total liabilities, temporary equity, and stockholders’ equity $ 3,538.5 $ 5,948.9 $ 6,592.2 (1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for periods prior to FY'19 have been adjusted. 11

Palo Alto Networks, Inc.
Condensed Consolidated Balance Sheets - Fiscal Quarters
(In millions)

	Q118[(1)]	Q218[(1)]	Q318[(1)]	Q418[(1)]	Q119	Q219	Q319	Q419
Assets								
Current assets:								
Cash and cash equivalents	$ 842.6	$ 915.0	$ 949.0	$ 2,506.9	$ 1,784.4	$ 1,127.8	$ 1,314.9	$ 961.4
Short-term investments	660.6	720.7	672.2	896.5	1,419.4	1,702.2	1,733.2	1,841.7
Accounts receivable, net	350.7	363.1	361.5	467.0	382.3	415.0	407.5	582.4
Prepaid expenses and other current assets	195.2	219.1	233.1	268.1	229.1	242.5	261.9	279.3
Total current assets	2,049.1	2,217.9	2,215.8	4,138.5	3,815.2	3,487.5	3,717.5	3,664.8
Property and equipment, net	256.9	264.7	264.2	273.1	276.5	273.2	275.0	296.0
Long-term investments	777.4	722.3	592.9	547.5	565.5	808.6	669.9	575.4
Goodwill	238.8	238.8	522.2	522.8	636.4	636.4	1,027.3	1,352.3
Intangible assets, net	51.0	48.3	147.7	140.8	186.2	171.8	234.2	280.6
Other assets	218.9	245.0	282.7	326.2	321.7	330.0	337.9	423.1
Total assets	$ 3,592.1	$ 3,737.0	$ 4,025.5	$ 5,948.9	$ 5,801.5	$ 5,707.5	$ 6,261.8	$ 6,592.2
Liabilities, temporary equity, and stockholders' equity								
Current liabilities:								
Accounts payable	$ 38.8	$ 33.4	$ 32.7	$ 49.4	$ 43.0	$ 27.9	$ 68.6	$ 73.3
Accrued compensation	74.5	113.2	95.1	163.7	99.4	143.4	144.0	235.5
Accrued and other liabilities	95.9	97.9	118.6	124.6	163.6	171.4	178.5	162.4
Deferred revenue	970.9	1,037.3	1,111.7	1,213.6	1,269.8	1,369.2	1,449.6	1,582.1
Convertible senior notes, net	531.0	537.4	543.8	550.4	239.9	156.3	158.1	-
Total current liabilities	1,711.1	1,819.2	1,901.9	2,101.7	1,815.7	1,868.2	1,998.8	2,053.3
Convertible senior notes, net	-	-	-	1,369.7	1,384.5	1,399.5	1,414.7	1,430.0
Long-term deferred revenue	815.1	876.3	963.2	1,065.7	1,114.6	1,156.5	1,182.6	1,306.6
Other long-term liabilities	192.2	196.6	226.0	229.6	226.8	208.7	211.1	216.0
Temporary equity	39.2	33.5	27.7	21.9	6.9	2.8	1.1	-
Stockholders' equity:								
Preferred stock	-	-	-	-	-	-	-	-
Common stock and additional paid-in capital	1,573.2	1,575.9	1,717.6	1,967.4	2,129.3	1,941.5	2,340.8	2,490.9
Accumulated other comprehensive loss	(7.0)	(7.2)	(13.2)	(16.4)	(19.0)	(9.8)	(7.2)	(3.7)
Accumulated deficit	(731.7)	(757.3)	(797.7)	(790.7)	(857.3)	(859.9)	(880.1)	(900.9)
Total stockholders' equity	834.5	811.4	906.7	1,160.3	1,253.0	1,071.8	1,453.5	1,586.3
Total liabilities, temporary equity, and stockholders' equity	$ 3,592.1	$ 3,737.0	$ 4,025.5	$ 5,948.9	$ 5,801.5	$ 5,707.5	$ 6,261.8	$ 6,592.2

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, certain amounts for periods prior to FY'19 have been adjusted.

12

Palo Alto Networks, Inc. Condensed Consolidated Statements of Cash Flows - Fiscal Years (In millions) (1) (1) FY17 FY18 FY19 Cash flows from operating activities Net loss $ (203.0) $ (122.2) $ (81.9) Adjustments to reconcile loss to net cash provided by operating activities: Share-based compensation for equity based awards 474.5 496.7 567.7 Depreciation and amortization 59.8 96.4 153.8 Cease-use loss and asset impairment related to facility exit 20.9 41.1 7.0 Amortization of deferred contract costs 107.4 149.8 223.8 Amortization of debt discount and debt issuance costs 24.5 28.8 70.2 Amortization of investment premiums, net of accretion of purchase discounts 2.7 0.5 (17.5) Loss on conversions of convertible senior notes - - 2.6 Repayments of convertible senior notes attributable to debt discount - - (97.6) Changes in operating assets and liabilities, net of effects of acquisitions: Accounts receivable, net (42.1) (33.7) (108.7) Prepaid expenses and other assets (175.3) (299.1) (332.5) Accounts payable 5.9 3.7 32.3 Accrued compensation 42.8 44.2 66.8 Accrued and other liabilities 54.1 49.3 (20.6) Deferred revenue 496.6 582.6 590.2 Net cash provided by operating activities (2) 868.8 1,038.1 1,055.6 Cash flows from investing activities Purchases of investments (995.9) (725.7) (2,984.6) Proceeds from sales of investments - - 6.5 Proceeds from maturities of investments 777.4 691.8 2,057.1 Business acquisitions, net of cash acquired (90.7) (374.1) (773.7) Purchases of property, equipment, and other assets (163.4) (112.0) (131.2) Net cash used in investing activities (472.6) (520.0) (1,825.9) Cash flows from financing activities Repayments of convertible senior notes attributable to principal and equity component - - (477.4) Payments for debt issuance costs - - (3.7) Proceeds from borrowings on convertible senior notes, net - 1,682.4 - Proceeds from issuance of warrants - 145.4 - Purchase of note hedges - (332.0) - Repurchases of common stock (411.0) (259.1) (330.0) Proceeds from sales of shares through employee equity incentive plans 46.4 52.6 71.7 Payments for taxes related to net share settlement of equity awards (21.4) (43.7) (33.2) Payment of deferred consideration related to prior year business acquisition - - (1.3) Net cash provided by (used in) financing activities (386.0) 1,245.6 (773.9) Net increase (decrease) in cash, cash equivalents, and restricted cash 10.2 1,763.7 (1,544.2) Cash, cash equivalents, and restricted cash - beginning of period 735.3 745.5 2,509.2 Cash, cash equivalents, and restricted cash - end of period$ 745.5 $ 2,509.2 $ 965.0 Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets Cash and cash equivalents $ 744.3 $ 2,506.9 $ 961.4 Restricted cash included in prepaid expenses and other current assets 0.6 1.1 1.9 Restricted cash included in other assets 0.6 1.2 1.7 Total cash, cash equivalents, and restricted cash $ 745.5 $ 2,509.2 $ 965.0 (1) In Q1'19, we adopted new accounting guidance related to revenue recognition and new accounting guidance related to the presentation of restricted cash in the statement of cash flows. As a result, certain amounts for periods prior to FY'19 have been adjusted. (2) Cash provided by operating activities during FY'18 includes the receipt of an upfront cash reimbursement of $38.2 million from our landlords in Q1'18 in connection with the exercise of their option to amend the lease payment schedules and eliminate the rent holiday periods under certain of our lease agreements. The upfront cash reimbursement has been and will be applied against increased rental payments totaling $38.2 million due in FY'18 through FY'20 under the amended lease agreements. 13

Palo Alto Networks, Inc.
Condensed Consolidated Statements of Cash Flows - Fiscal Quarters
(In millions)

	Q118[1]	Q218[1]	Q318[1]	Q418[1]	Q119	Q219	Q319	Q419
Cash flows from operating activities								
Net income (loss)	$ (63.2)	$ (25.6)	$ (40.4)	$ 7.0	$ (38.3)	$ (2.6)	$ (20.2)	$ (20.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:								
Share-based compensation for equity-based awards	125.7	130.8	116.6	123.6	136.9	142.4	138.2	150.2
Depreciation and amortization	21.3	22.1	24.6	28.4	32.5	38.8	40.3	42.2
Cease-use loss and asset impairment related to facility exit	15.4	1.3	24.4	-	-	-	4.1	2.9
Amortization of deferred contract costs	30.3	33.9	37.7	47.9	43.6	46.8	57.2	76.2
Amortization of debt discount and debt issuance costs	6.3	6.4	6.5	9.6	19.4	17.1	17.1	16.6
Amortization of investment premiums, net of accretion of purchase discounts	0.5	0.1	-	(0.1)	(2.4)	(5.3)	(5.3)	(4.5)
Loss on conversions of convertible senior notes	-	-	-	-	2.2	0.4	-	-
Repayments of convertible senior notes attributable to debt discount	-	-	-	-	(52.3)	(14.8)	-	(30.5)
Changes in operating assets and liabilities, net of effects of acquisitions:								
Accounts receivable, net	80.3	(12.3)	3.8	(105.5)	86.6	(32.7)	9.9	(172.5)
Prepaid expenses and other assets	(41.2)	(71.5)	(64.4)	(122.0)	(25.1)	(65.5)	(73.8)	(168.1)
Accounts payable	4.2	(10.6)	1.8	8.3	(0.8)	(10.4)	34.4	9.1
Accrued compensation	(43.0)	38.7	(20.1)	68.6	(65.0)	44.0	(1.7)	89.5
Accrued and other liabilities	43.8	3.7	(5.6)	7.4	12.5	(24.1)	0.9	(9.9)
Deferred revenue	93.6	127.6	157.0	204.4	102.5	141.3	95.3	251.1
Net cash provided by operating activities[1][2]	274.0	244.6	241.9	277.6	252.3	275.4	296.4	231.5
Cash flows from investing activities								
Purchases of investments	(226.8)	(145.7)	(15.4)	(337.8)	(741.0)	(1,290.9)	(394.7)	(558.0)
Proceeds from sales of investments	-	-	-	-	2.5	1.0	-	3.0
Proceeds from maturities of investments	206.6	135.2	189.2	160.8	214.5	789.7	502.6	550.3
Business acquisitions, net of cash acquired	-	-	(370.1)	(4.0)	(154.8)	(0.1)	(227.9)	(390.9)
Purchases of property, equipment, and other assets	(32.2)	(25.6)	(28.8)	(25.4)	(34.3)	(23.5)	(20.3)	(53.1)
Net cash used in investing activities	(52.4)	(36.1)	(225.1)	(206.4)	(713.1)	(523.8)	(140.3)	(448.7)
Cash flows from financing activities								
Repayments of convertible senior notes attributable to principal and equity component	-	-	-	-	(275.0)	(73.5)	-	(128.9)
Payments for debt issuance costs	-	-	-	-	(3.6)	(0.1)	-	-
Proceeds from borrowings on convertible senior notes, net	-	-	-	1,682.4	-	-	-	-
Proceeds from issuance of warrants	-	-	-	145.4	-	-	-	-
Purchase of note hedges	-	-	-	(332.0)	-	-	-	-
Repurchases of common stock	(134.1)	(125.0)	-	-	-	(330.0)	-	-
Proceeds from sales of shares through employee equity incentive plans	22.1	1.3	29.2	-	30.7	2.9	36.7	1.4
Payments for taxes related to net share settlement of equity awards	(11.4)	(11.5)	(11.4)	(9.4)	(13.9)	(7.1)	(3.6)	(8.6)
Payment of deferred consideration related to prior year business acquisition	-	-	-	-	-	-	(1.3)	
Net cash provided by (used in) financing activities	(123.4)	(135.2)	17.8	1,486.4	(261.8)	(407.8)	31.8	(136.1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	98.2	73.3	34.6	1,557.6	(722.6)	(656.2)	187.9	(353.3)
Cash, cash equivalents, and restricted cash - beginning of period	745.5	843.7	917.0	951.6	2,509.2	1,786.6	1,130.4	1,318.3
Cash, cash equivalents, and restricted cash - end of period	$ 843.7	$ 917.0	$ 951.6	$ 2,509.2	$ 1,786.6	$ 1,130.4	$ 1,318.3	$ 965.0
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets								
Cash and cash equivalents	$ 842.6	$ 915.0	$ 949.0	$ 2,506.9	$ 1,784.4	$ 1,127.8	$ 1,314.9	$ 961.4
Restricted cash included in prepaid expenses and other current assets	0.5	0.7	1.3	1.1	1.0	1.3	2.2	1.9
Restricted cash included in other assets	0.6	1.3	1.3	1.2	1.2	1.3	1.2	1.7
Total cash, cash equivalents, and restricted cash	$ 843.7	$ 917.0	$ 951.6	$ 2,509.2	$ 1,786.6	$ 1,130.4	$ 1,318.3	$ 965.0

(1) In Q1'19, we adopted new accounting guidance related to revenue recognition and new accounting guidance related to the presentation of restricted cash in the statement of cash flows. As a result, certain amounts for periods for FY'18 have been adjusted.

(2) Cash provided by operating activities during Q1'18 includes the receipt of an upfront cash reimbursement of $38.2 million from our landlords in connection with the exercise of their option to amend the lease payment schedules and eliminate the rent holiday periods under certain of our lease agreements. The upfront cash reimbursement has been and will be applied against increased rental payments totaling $38.2 million due in FY'18 through FY'20 under the amended lease agreements.

14

Palo Alto Networks, Inc. Revenue by Geography - Fiscal Quarters (In millions) Q118(1) Q218(1) Q318(1) Q418(1) Q119 Q219 Q319 Q419 Revenue: Americas $ 349.3 $ 373.3 $ 387.7 $ 448.4 $ 450.2 $ 475.0 $ 497.8 $ 559.3 EMEA 94.7 107.2 110.1 127.6 127.7 148.3 138.7 150.1 APAC 57.8 65.1 69.9 82.5 78.1 87.9 90.1 96.4 Total revenue $ 501.8 $ 545.6 $ 567.7 $ 658.5 $ 656.0 $ 711.2 $ 726.6 $ 805.8 (1) In Q1'19, we adopted new accounting guidance related to revenue recognition. As a result, amounts for periods prior to FY'19 have been adjusted. 15